CONSULTING AGREEMENT

                  AGREEMENT, dated as of February 15, 1997, by and between International Post Limited, a Delaware corporation (the "Company"), Kapcorp Incorporated, a New York corporation (the "Consultant"), and Jeffrey J. Kaplan ("JJK").

                              W I T N E S S E T H :

                  WHEREAS, the Company and JJK, an Executive Vice President and the Chief Financial Officer of the Company, are parties to an Employment Agreement, dated as of February 15, 1994 (the "Employment Agreement");

                  WHEREAS, the Company and JJK desire to terminate JJK's employment with the Company under the Employment Agreement;

                  WHEREAS, the Company has entered into a letter of intent, dated January 7, 1997 (the "Letter of Intent"), with Video Services Corporation, a New Jersey corporation ("VSC"), providing for the merger of VSC and the Company (the "Merger");

                  WHEREAS, JJK is the sole stockholder, director and officer of the Consultant;

                  WHEREAS, the Company desires to retain the benefits of the experience and expertise of JJK and in connection therewith desires to retain the Consultant to cause JJK to provide consulting services to the Company with respect to the Merger; and

                  WHEREAS, the Consultant desires to have JJK provide such consulting services to the Company and to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Termination of Employment Agreement and Related Matters.

                      (a) Each of JJK and the Company agree that the Employment Agreement is hereby terminated, effective as of February 14, 1997, without any further liability or obligation of either party except as otherwise specifically set forth herein.

                      (b) JJK hereby resigns, effective as of February 14, 1997 (the "Termination Date"), from all positions and directorships he has with the Company and its affiliates (other than as a director of the Company).


                      (c) Concurrently with the execution of this Agreement, the Company shall pay JJK the following: (1) any accrued but unpaid Base Salary (as defined in the Employment


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Agreement) as of the  Termination  Date;  (2) a cash payment equal to JJK's Base
Salary on a daily basis (computed on a 365-day year) in effect on the Termination Date, multiplied by the number of accrued and unused vacation days at the Termination Date; (3) any accrued but unpaid expenses incurred by JJK as of the Termination Date in accordance with Section 3.02 of the Employment
Agreement; (4) any accrued but unpaid benefits to which JJK may be entitled pursuant to Section 3.01 of the Employment Agreement; and (5) any other accrued but unpaid compensation payable to JJK as of the Termination Date.

                      (d) For purposes of the Company's Stock Option Agreements with JJK dated as of February 15, 1994 and April 10, 1996 relating to options to purchase an aggregate of 271,818 shares of the Company's common stock, termination of the Employment Agreement shall be deemed a "Termination of Employment without Cause" and, therefore, in accordance with the provisions of such stock option agreements, as of the Termination Date, all of the stock options shall be deemed to be fully vested and immediately exercisable until February 14, 2002.

                  2. Consulting Services. Upon the terms and subject to the conditions hereinafter set forth, the Consultant hereby agrees to cause JJK to provide consulting services to the Company in connection with the Merger as may be reasonably assigned to JJK by the President and Chief Executive Officer of the Company during the Term (as defined in Section 2). JJK shall report directly to the President and Chief Executive Officer of the Company.

                      The Consultant shall cause JJK, and JJK agrees, to faithfully and diligently perform his duties and responsibilities hereunder in a good and businesslike manner and comply with, and be bound by, the operational policies, procedures and practices of the Company in effect from time to time. The Consultant shall cause JJK, and JJK agrees, to devote such portion of his working time, attention and energies to the affairs of the Company as is necessary to fulfill his obligations hereunder, and, except as otherwise specifically authorized by the President and Chief Executive Officer of the Company, no other person may fulfill any of the JJK's obligations hereunder. Notwithstanding the foregoing, this Agreement shall not be construed as preventing JJK from accepting other consulting engagements or employment on a full or part-time basis or otherwise preventing JJK from engaging in other activities as long as JJK is available to assist the Company in completing the Merger as provided herein and, further, that all such activities shall be subject to the agreements and covenants contained herein and in the Employment Agreement as referenced in Section 8.

                      The Consultant shall provide JJK's consulting services as an independent contractor, and, except as provided herein, neither the Consultant nor JJK shall be entitled to any additional benefits or compensation for services rendered to the Company. Any agents appointed by JJK or the Consultant are at his/its own risk, expense and supervision and shall have no claim against the Company for salaries, commissions or other expenses.

                      Unless otherwise specifically authorized by the President and Chief Executive Officer of the Company, neither JJK nor the Consultant (or the Consultant's directors, officers, employees and agents) shall have authority or power to (i) accept orders or otherwise bind

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or commit the Company to agreements of any kind, (ii) incur any debt, obligation or liability or enter into any contract or commitment on behalf of the Company or (ii) alter, amend, terminate or otherwise change any sales order, contract or other document issued by the Company.

                  3. Term. Unless (i) sooner terminated as provided in Section 7 hereof or (ii) extended as provided in the following sentence, the term of this Agreement shall commence on the date hereof and shall continue for a period of one (1) year. In the event of the consummation of the Merger at any time during such one (1) year period, the expiration date of this Agreement shall automatically (without any further action by any party hereto) be deemed extended to such date that is the third year anniversary date of the consummation of the Merger. The actual term of this Agreement, giving effect to any early termination or extension hereunder, is referred to herein as the "Term."

                  4. Representations and Warranties.

                      (a) Each of the parties hereto  represent and warrant that
(i) such party has the power, authority and right to enter into this Agreement and to carry out and perform its/his obligations hereunder, and (ii) this Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms.

                      (b) Further, each of the Consultant and JJK represent and warrant to the Company that (i) such party's execution of this Agreement and the performance of its/his duties and responsibilities hereunder does not and will not violate or result in the breach of, or in any manner be prohibited or restricted by, the terms of any agreement, arrangement or understanding (whether written or oral), order or decree to which such party is a party or by which such party is bound, and (ii) such party is not a party to any agreement or arrangement, whether written or oral, which would prevent such party from rendering services to the Company during the Term, or which would create any conflict or which would involve any business relationship with customers, suppliers or competitors of the Company.

                  5. Compensation. For all consulting services the Consultant shall cause JJK to render to the Company during the Term, the Company shall pay the Consultant a fee (the "Fee") during the Term at an annual rate of $190,000, payable at such intervals as the executive officers of the Company are paid; provided, however, that the Fee shall be reduced to an annual rate of $100,000 concurrently with the consummation of the Merger.

                      In addition, the Consultant shall be entitled to a bonus of $50,000 payable concurrently with, and only upon, the consummation of the Merger during the Term.

                      Any other fees, compensation or remuneration earned or otherwise received by the Consultant or JJK during the Term from any party other than the Company will not relieve the Company from making any payments to the Consultant due hereunder or otherwise diminish, reduce or affect the amount and timing of such payments.

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                  6.  Expenses.  During the Term, the Company shall promptly pay or reimburse the Consultant for all reasonable business expenses incurred by JJK at the request of the Company in carrying out his duties and responsibilities hereunder upon submission to the Company of an itemized account thereof.

                  7. Termination.

                      (a) Death; Disability. The Consultant's engagement hereunder shall terminate upon JJK's death, or, at the election of the Company by written notice to the Consultant, if, as a result of the occurrence of mental or physical disability during the Term, JJK has been unable to perform the duties contemplated hereunder for a period of three (3) consecutive months or ninety (90) days in any consecutive three hundred sixty-five (365) day period, as determined in good faith by the Company. In the event of a termination of the Consultant's services for death or disability of JJK, the Company shall pay the Consultant (within ten (10) days after the termination date) (i) any accrued but unpaid Fees through the termination date, (ii) any accrued but unpaid expenses incurred by the Consultant as of the termination date in accordance with Section 6 and (iii) any other accrued but unpaid compensation payable to the Consultant as of the termination date. Further, in the event of a termination of the Consultant's services for death or disability of JJK prior to the time that at least $190,000 of Fees have been paid under this Agreement, the Company shall continue to pay the Consultant the Fee, as and when such Fee would have been paid had the termination not taken place, until the aggregate Fees paid by the Company under this Agreement shall equal $190,000.

                      (b) Termination for Cause. In addition to any other remedies available to it at law or in equity, the Company shall have the right, upon written notice to the Consultant, to terminate the Consultant's services under this Agreement if (i) the Consultant or JJK breaches in any material respect any material provision of this Agreement and such breach is not remedied within thirty (30) days after written notice thereof from the Company setting forth in reasonable detail the matters constituting such breach; (ii) JJK willfully fails or refuses to perform in any material respect such duties as may be assigned to him from time to time by the President and Chief Executive Officer of the Company in accordance with the provisions hereof and fails to cure such failure or refusal within thirty (30) days after receipt of written notice thereof from the Company stating with specificity the nature of such failure or refusal; (iii) the Consultant or JJK has been convicted of a felony; or (iv) the Consultant or JJK has committed any act of fraud, misappropriation of funds or embezzlement in connection with the services hereunder. (Termination pursuant to the provisions of any of clauses (i) through (iv) above is referred to herein as termination for "Cause"). In the event the Consultant's services are terminated for Cause, the Company shall pay the Consultant (within ten days after the termination date) (i) any accrued but unpaid Fees through the termination date, (ii) any accrued but unpaid expenses incurred by the Consultant as of the termination date in accordance with Section 6 and (iii) any other accrued but unpaid compensation payable to the Consultant as of the termination date.

                      (c) Termination Other than for Cause, Death or Disability. Notwithstanding any provision to the contrary herein, the Company may at any time upon written

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notice to the Consultant,  in its sole and absolute discretion and for any or no reason, terminate the services of the Consultant hereunder without Cause. If this Agreement is terminated (i) by the Company, other than as a result of the death or disability of JJK or for Cause, or (ii) by the Consultant as a result of a Constructive Termination (as defined below), the Company shall pay the Consultant its unpaid Fees through the end of the Term (payable as provided in Section 5 hereof) in addition to any accrued but unpaid expenses incurred by the Consultant as of the termination date in accordance with Section 6 and any other accrued but unpaid compensation payable to the Consultant as of the termination date. For purposes of this Agreement, "Constructive Termination" shall be deemed to have occurred upon any material breach by the Company of any material provision of this Agreement, which breach shall continue for at least thirty
(30) days after written notice is provided by the Consultant to the Company setting forth in reasonable detail the matters constituting such breach.

                  8. Inventions, Non-Disclosure and Non-Competition. Notwithstanding anything contained herein to the contrary (including, but not limited to, the provisions of Section 1 hereof), in consideration of the agreements and mutual covenants contained herein, Article V of the Employment Agreement relating to Inventions, Non-Disclosure and Non-Competition shall survive the termination of the Employment Agreement in accordance with the provisions set forth therein; provided, however, that the term "Non-Competition Term" as used therein shall mean the Term of this Agreement plus any additional period in which the Consultant or JJK is receiving compensation from the Company.

                  9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns; provided, that the rights and obligations of the Consultant and JJK under this Agreement shall not be assignable by it/him (except, in the case of the Consultant, to JJK).

                  10. Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing (including facsimile or similar writing) and shall be deemed to have been duly given (i) on the date of service if personally served, (ii) on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid, or (iii) on the date sent if sent by facsimile, to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

                  If to the Company:

                           International Post Limited
                           545 Fifth Avenue
                           New York, New York  10017
                           Attention: President and Chief Executive Officer Fax No.: (212) 986-1364



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                  If to the Consultant or JJK:

                           Jeffrey J. Kaplan
                           16 Tor Terrace
                           New City, New York  10956
                           Fax No.:

                  11. Severability. If any provision of this Agreement, or portion thereof, shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision or portion thereof, and shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement or portion thereof, and this Agreement shall be carried out as if any such invalid or unenforceable provision or portion thereof was not contained herein. In addition, any such invalid or unenforceable provision or portion thereof shall be deemed, without further action on the part of the parties hereto, modified, amended or limited to the extent necessary to render the same valid and enforceable.

                  12. Waiver. No waiver by a party hereto of a breach or default hereunder by the other party shall be considered valid, unless in writing signed by such first party, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or any other nature.

                  13. Entire Agreement. Except as otherwise specifically provided herein, this Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements between them, whether written or oral, relating to any or all matters covered by and contained or otherwise dealt with in this Agreement.

                  14. Amendment. No modification, change or amendment of this Agreement or any of its provisions shall be valid, unless in writing and signed by the party against whom such claimed modification, change or amendment is sought to be enforced.

                  15. Titles. The titles of the Sections of this Agreement are inserted merely for convenience and ease of reference and shall not affect or modify the meaning of any of the terms, covenants or conditions of this Agreement.

                  16. Applicable Law. This Agreement, and all of the rights and obligations of the parties in connection with the relationship established hereby, shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to principles relating to conflicts of law.


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                  IN WITNESS  WHEREOF,  the parties  hereto have  executed  this
Agreement as of the day and year first above written.


                                   INTERNATIONAL POST LIMITED



                                   By:
                                        -----------------------------
                                        Name:
                                        Title:


                                   KAPCORP INCORPORATED



                                   By:
                                        ------------------------------
                                        Name:
                                        Title:



                                        ------------------------------
                                        Jeffrey J. Kaplan

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